UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 11, 2011

PURE CYCLE CORPORATION
(Exact name of registrant as specified in its charter)

Colorado	0-8814	84-0705083
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1490 Lafayette Street, Suite 203, Denver, CO	80218
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (303) 292-3456

N/A
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This Current Report on Form 8-K is filed by Pure Cycle Corporation (the “Registrant”), a Colorado corporation, in connection with the matters described herein.

ITEM 5.07 — SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

The Registrant held its Annual Shareholders’ meeting on January 11, 2011, at which, the following matters were voted upon and adopted by shareholders:

		Voted
				Broker
		For	Withhold	Non-Votes
1.	Election of Directors Mark W. Harding	15,707,291	384,061	4,472,634
	Harrison H. Augur	16,084,027	7,325	4,472,634
	Arthur G. Epker III	15,627,565	463,787	4,472,634
	Richard L. Guido	16,004,301	87,051	4,472,634
	Peter C. Howell	16,083,927	7,425	4,472,634
	George M. Middlemas	12,015,590	4,075,762	4,472,634
	H. Hunter White III	16,083,458	7,894	4,472,634

2.	For the ratification of the appointment of the independent auditors for the year ending August 31, 2011:

For	Against	Abstain	Non-Votes
20,553,286	2,408	8,292	—

3.
To approve the issuance of shares of common stock upon conversion of a $5.2 million Convertible Negotiable Promissory Note (the “Convertible Note”) payable by the Company to PAR Investment Partners, L.P. (“PIP”), a 5% or greater shareholder of the Company:

For	Against	Abstain	Non-Votes
14,842,502	1,236,368	12,482	4,472,634

ITEM 8.01 – OTHER EVENTS

Following the Registrant’s Annual Shareholders’ meeting, upon the approval of Proposal 3 as noted in Item 5.07 above, the Convertible Note was surrendered for conversion and the Registrant issued 1,982,099 unregistered shares of common stock to PIP. For more information on the Convertible Note please refer to the Registrant’s Quarterly Report on Form 10-Q filed with the Commission on January 7, 2011 and the Form 8-K filed with the Commission on September 29, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 14, 2011

PURE CYCLE CORPORATION

/s/ Mark W. Harding
By: Mark W. Harding,
President and Chief Financial Officer

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